Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-202552) and Form S-8 (No. 333-141702, No. 333-157445, and No. 333-175981) of HealthSouth Corporation of our report dated March 31, 2015, except for Note 16 as to which the date is January 29, 2016, relating to the financial statements of Reliant Hospital Partners, LLC. as of and for the year ended December 31, 2014, which appears in this Current Report on Form 8-K dated January 29, 2016.

/s/ BKD LLP
Dallas, Texas
January 29, 2016